UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tidewater Inc. (the “Company”) announced today that David Darling, 70, Executive Vice President & Chief Operating Officer, will cease serving in his role as an executive officer of the Company effective June 30, 2025 (the “Effective Date”) as part of a long-term plan to facilitate the orderly succession of the Company’s executive team. Mr. Darling will continue to provide services to the Company over the next 18 months to support the transition of his responsibilities but will no longer be in an executive decision making or policy setting role.

In consideration for the transition services to be provided by Mr. Darling for a period of up to 18 months following the Effective Date, Mr. Darling will be entitled to a monthly cash payment equal to $5,000 during the transition period. Mr. Darling will also receive the severance benefits and payments that he is entitled to pursuant to the Severance and Change of Control Agreement between the Company and Mr. Darling, dated effective March 9, 2021, commencing as of the Effective Date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)               On June 5, 2025, the Company held its 2025 annual meeting of stockholders (“Annual Meeting”) virtually via a live audio webcast.

(b)              As of April 11, 2025, the record date for the Annual Meeting, the Company had 50,853,374 shares of common stock outstanding and entitled to vote. Of this number, 44,647,864 shares were represented in person or by proxy at the Annual Meeting, which represented 87.79% of the shares entitled to vote. The Company’s stockholders voted on the following three proposals at the Annual Meeting, detailed descriptions of which are contained in the 2025 Proxy Statement (“Proxy Statement”), casting their votes as described below.

Proposal 1: Election of Eight Directors

Each of the eight individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Darron M. Anderson	38,486,209	66,867	29,522	6,064,021
Melissa Cougle	38,437,831	116,096	28,671	6,064,021
Dick H. Fagerstal	37,797,893	753,760	30,945	6,064,021
Quintin V. Kneen	38,501,119	52,570	28,909	6,064,021
Louis A. Raspino	38,329,940	223,127	29,531	6,064,021
Robert E. Robotti	37,818,730	742,537	21,331	6,064,021
Kenneth H. Traub	36,912,447	1,638,546	31,605	6,064,021
Lois K. Zabrocky	38,385,215	168,124	29,259	6,064,021

Proposal 2: Advisory Vote on Executive Compensation

Proposal 2 was an advisory vote on the executive compensation of our named executive officers as disclosed in the Proxy Statement. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,143,547	546,088	892,963	6,064,021

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. This proposal was approved.

Votes For	Votes Against	Abstentions
44,556,607	67,046	22,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date: June 11, 2025	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Corporate Secretary